UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

       April 10, 2020
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 10, 2020 (the “Closing Date”), inTEST Corporation (“inTEST” or the “Company”) and its subsidiaries entered into a Loan and Security Agreement (the “Agreement”) with M&T Bank (“M&T”). Under the terms of the Agreement, M&T has provided the Company with a $7,500,000 revolving credit facility under which inTEST’s domestic subsidiaries, Ambrell Corporation, inTEST Silicon Valley Corporation, inTEST EMS, LLC and Temptronic Corporation, are guarantors (collectively, the “Guarantors”). The revolving credit facility has a 364-day contract period that began on the Closing Date and expires on April 9, 2021 (the “Contract Period”).

The principal balance of the revolving credit facility will accrue interest at the LIBOR rate plus 2.5%. In the event the current LIBOR rate is no longer available or representative, the Agreement includes a mechanism for providing an alternate benchmark. Interest payments are due on a monthly basis, and principal payments are due, along with any accrued and unpaid interest thereon, on the earlier of (a) the expiration of the Contract Period, or (b) on demand if a continued event of default occurs.

The Agreement contains customary default provisions, including but not limited to the failure by the Company to repay obligations when due, violation of provisions or representations provided in the Agreement, bankruptcy of the Company, suspension of the business of the Company or any of its subsidiaries and certain material judgments. After expiration of the Contract Period or if a continued event of default occurs, interest will accrue on the principal balance at a rate of 2% in excess of the then applicable non-default interest rate.

Obligations of the Company under the Agreement are secured by liens on substantially all tangible and intangible assets of the Company and the Guarantors that are owned as of the Closing Date or acquired thereafter.

The Agreement includes customary affirmative, negative and financial covenants, including a maximum ratio of assets to liabilities and a fixed charge coverage ratio.

The foregoing description of the terms and conditions of the Agreement and the obligations of the Company and its subsidiaries thereunder is qualified in its entirety by reference to the text of the Agreement; the Patents, Trademarks, Copyrights and Licenses Security Agreement; the Surety Agreement; and the Revolver Note, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement, dated April 10, 2020, by inTEST Corporation, Ambrell Corporation, inTEST Silicon Valley Corporation, inTEST EMS, LLC, Temptronic Corporation and M&T Bank
10.2

Patents, Trademarks, Copyrights and Licenses Security Agreement, dated April 10, 2020, by inTEST Corporation, Ambrell Corporation, inTEST Silicon Valley Corporation, inTEST EMS, LLC, Temptronic Corporation and M&T Bank

10.3	Surety Agreement, dated April 10, 2020, by Ambrell Corporation, inTEST Silicon Valley Corporation, inTEST EMS, LLC, Temptronic Corporation and M&T Bank
10.4	Revolver Note, dated April 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   April 15, 2020